Exhibit 99.1

LCI Board Determines that Revised, Unsolicited, Non-Binding Proposal from Monomoy Capital
Partners Does Not Constitute a Superior Proposal

LCI Industries Reiterates Support for Merger with Patrick

ELKHART, Ind. - LCI Industries (NYSE: LCII) (“LCI”) today announced that its Board of Directors (the “Board”), in consultation with its outside financial and legal advisors, has unanimously determined that a revised, unsolicited, non-binding proposal received from Monomoy Capital Partners to acquire LCI for $104.50 per share in cash does not constitute a superior proposal and is not reasonably likely to lead to a superior proposal. To provide shareholders the relevant information ahead of LCI’s Special Meeting of Shareholders scheduled for November 18, 2026, detail on the Board’s evaluation of Monomoy’s revised proposal is below, and a copy of Monomoy’s revised proposal, received late in the evening of Friday, November 6, 2026 has been filed by LCI in a supplement to the joint proxy statement/prospectus with the SEC.

Following receipt of the revised proposal, the Board, together with its financial and legal advisors, carefully re-evaluated the proposal and its accompanying materials and determined that the revised proposal continues to substantially undervalue LCI, both on a standalone basis and relative to the value creation opportunity of LCI’s pending merger with Patrick Industries (NASDAQ: PATK) (“Patrick”). The Board continues to believe that the merger with Patrick is the best path to maximize long-term sustainable shareholder value.

“The LCI Board of Directors takes seriously its responsibility to best serve the interests of all LCI shareholders, and it is through that lens that we evaluate opportunities to maximize shareholder value, including proposals to merge with or acquire LCI,” said Ginnie Henkels, Chair of the Board of Directors. “Through discussions that began in earnest in the fall of 2025, we evaluated various opportunities with the support of our financial and legal advisors and ultimately determined that the merger with Patrick we announced in June provides the best opportunity to maximize LCI shareholder value.”

Henkels continued, “Monomoy’s revised proposal is a modest increase to its initial offer and remains nowhere near LCI’s standalone value or the value creation opportunity of our combination with Patrick. As it did with Monomoy’s first proposal, the Board, with its advisors, has rigorously evaluated the revised proposal and determined that it does not constitute, and is not reasonably likely to lead to, a superior proposal.”

The Board’s determination is rooted in clear facts:

●	Monomoy’s revised proposal substantially undervalues LCI on a standalone basis: Monomoy continues to fail to reflect the fundamental value of LCI’s standalone business while offering no material premium to LCI’s trading price. In fact, LCI shares traded above $104.50 intraday on November 5, 2026, following LCI’s announcement of its third quarter results and the day before Monomoy submitted its revised proposal.

○	LCI’s conservative plan implies intrinsic value above $150 per share: As part of the Board’s review of Monomoy’s original proposal, LCI, with the assistance of its advisors, updated its long-range plan, including to reflect the prevailing headwinds in the RV industry. Based on that updated plan, the valuation analysis of LCI on a standalone basis implies a midpoint discounted cash flow value in excess of $150 per share—materially above Monomoy’s revised proposal of $104.50 per share.

○	Monomoy’s “premium” is built on a trough price: Monomoy measures its premium against LCI’s $83.15 closing price on October 21, 2026, an arbitrary reference date at a recent low point for LCI shares, not a fair unaffected price. Measured against any reasonable reference price, $104.50 carries little or no premium: approximately 4% to LCI’s unaffected closing price on June 29, 2026, the day before the Patrick merger was announced, and approximately 7% to LCI’s 10-day volume-weighted average price as of November 6, 2026. Nor is LCI’s recent share price increase a result of Monomoy’s proposal, as Monomoy claims. Since October 21, LCI shares are up 17.6%, in line with Patrick (up 17.1%) and RV and enthusiast industry peers (up 15.7%), reflecting sector trends and third-quarter results. LCI’s share price held its gains after the LCI Board publicly rejected Monomoy, and, outside a brief two-day dislocation around the initial proposal’s disclosure, has tracked the Patrick merger exchange ratio, not Monomoy’s bid. Indeed, LCI shares traded above $104.50 intraday on November 5, the day before Monomoy’s revised proposal. The market priced LCI on fundamentals, not on Monomoy. A premium to a trough price is not a fair price for control of LCI.

○	Monomoy’s price reflects a trough multiple: Monomoy points to trading comparables to justify its price. But trading multiples reflect the price of individual shares traded in the market, include no control premium, and today are depressed by the cycle. Monomoy’s proposal values LCI at approximately 7.2x next-twelve-months EBITDA, roughly 1.3x below LCI’s three-year average trading multiple. Selling LCI for cash at a nominal premium at the bottom of the RV cycle would not serve the best interests of LCI shareholders.

○	Monomoy selectively picks analyst price targets: Monomoy relies on a selective, partly stale group of five analysts whose average of $99.40, a figure that includes stale targets and is skewed by downside outliers. Analysts who updated their price targets after LCI reported third-quarter results on November 5, 2026 have an average target of $114.50 and a median target of $110.00, both above Monomoy’s $104.50. Regardless, analyst price targets reflect a 12- to 18-month view of where shares may trade, not a measure of the fundamental value of LCI or the value of control.

●	Monomoy’s criticisms of LCI’s updated long-range plan and the updated DCF analysis do not withstand scrutiny: Monomoy’s attacks on the plan rely on flawed analysis and selective data. Taken together, its proposed adjustments would cut $68 to $103 per share from LCI’s DCF range of $142 to $165. This is a clear, self-serving attempt to make Monomoy’s $104.50 offer seem compelling.

○	Conservative RV shipment assumptions: The updated plan reflects a prudently conservative wholesale shipments projection. The plan’s forecast average of approximately 308,000 units is 11% to 29% below 10- to 30-year historical averages, including approximately 16% below the 20-year average of approximately 366,000 units cited in Monomoy’s own letter. Monomoy’s lower reference point relies on periods that include the global financial crisis; anchoring mid-cycle expectations to a cyclical trough is not appropriate.

○	Margins in line with LCI’s track record: Monomoy compares the plan to a 20-year simple average of 10.0% that overweights the 2008–2009 financial crisis, including a negative 4.3% margin in 2009, and a business that was a fraction of LCI’s current size. Monomoy also disregards LCI’s improved cost structure, the dynamics between fixed and variable costs, and the company’s evolving business mix. On a revenue-weighted basis, LCI’s EBITDA margins averaged 10.7% over 2006–2025, 11.5% over 2010–2019 and 12.2% over 2016–2022, and LCI has achieved margins at or above the plan’s 12.5% peak in 2007, 2016 and 2022. Monomoy also compares reported EBITDA to adjusted EBITDA projections and misstates LCI’s 2025 EBITDA.

○	No double-counting of acquisitions: The plan is organic only. Monomoy wants to charge the DCF approximately $120 million a year for acquisitions but gives no credit for the earnings those acquisitions would add. The plan’s EBITDA growth is instead driven by a 5.6% revenue CAGR and approximately 240 basis points of SG&A leverage from fixed-cost absorption over the 2026–2030 projection period, with no cost actions assumed beyond restructuring already underway.

○	Terminal value should not be anchored to trough multiples: Monomoy is inconsistent: it relies on 20 to 30 years of history for RV shipments but only today’s trough multiple for valuation. LCI’s average trading multiple of 7.8x to 8.5x next-twelve-months EBITDA over the last one to three years supports the valuation analysis’s 7.5x–8.5x exit multiple range. LCI’s current multiple of 6.8x is 1.7x below its three-year average.

○	The combined company’s leverage has improved, not worsened: Contrary to Monomoy’s claims, the combined company’s pro forma net leverage declined from 2.4x on March 31, 2026 to 2.2x on September 30, 2026, excluding synergies (2.1x to 1.9x including synergies), as both companies continue to generate cash.

●	Monomoy’s proposal substantially undervalues LCI relative to the value creation opportunity of the combination with Patrick: Compared to the compelling financial benefits of the combination with Patrick, Monomoy’s proposal is materially below the implied value that the Board believes LCI shareholders can realize through their pro forma ownership in the combined company, including the meaningful incremental value creation opportunity resulting from approximately $150 million of net run-rate cost synergies expected to be achieved within three years of closing and participation in the future growth prospects of a fundamentally stronger company with the firepower and flexibility to support continued investment in growth and capital returns.

●	Monomoy’s claims about the LCI Board’s process are wrong: Monomoy says the Board has refused to engage and that it might pay more with diligence. LCI’s merger agreement with Patrick permits engagement only if LCI receives a competing proposal that is, or is reasonably likely to lead to, a superior one, and LCI’s Board has now twice concluded that Monomoy’s proposals, including its second proposal representing just a 3.5% bump to its initial offer, do not meet that standard. Moreover, Monomoy has no basis to complain about the Board’s engagement. Monomoy could have made an offer at any time, but instead chose to make its proposals opportunistically at a low point in the RV industry’s cyclical downturn, which comes over six months after our discussions with Patrick were publicly disclosed in April 2026, nearly four months after we announced our merger with Patrick, and just weeks before our shareholder vote.

●	Independent proxy advisors support LCI’s merger with Patrick: Since Monomoy’s initial proposal, two leading, independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis, both recognized the compelling strategic rationale of the merger with Patrick and recommended that LCI shareholders vote “FOR” the transaction in connection with LCI’s Special Meeting of Shareholders scheduled for November 18, 2026.

A vote against the Patrick merger is not a vote for Monomoy’s proposal. The Board has unequivocally concluded that selling LCI at trough-cycle prices and substantially below LCI’s standalone intrinsic value is not in the best interests of LCI shareholders, and that Monomoy’s revised proposal is nowhere near a price the Board would consider. If the Patrick merger is not approved, neither Monomoy nor LCI would have any obligation to pursue a transaction at $104.50 per share or at any price. LCI shareholders would lose the value creation opportunity of the Patrick combination, including their share of approximately $150 million of expected net run-rate cost synergies, and would hold a standalone LCI at the low point of the cycle.

LCI and Patrick have each reiterated their commitment to the merger and are making continued progress toward closing and remain on track to complete the transaction in the first half of 2027, subject to approval by shareholders of both companies, the receipt of required regulatory approvals, and the satisfaction of other customary closing conditions.

The LCI Board of Directors continues to recommend in favor of the Patrick transaction and encourages shareholders to vote their shares “FOR” the merger with Patrick TODAY, in advance of the Special Meeting scheduled for November 18, 2026.

In connection with the proposed transaction between LCI and Patrick, LCI has filed a supplement to the joint proxy statement/prospectus that contains updated information with the SEC which can be found on LCI’s investor relations website.

If shareholders have questions or require assistance with voting their shares, please contact LCI’s proxy solicitor:

D.F. King & Co, Inc.

Call Toll-Free: (800) 859-8509

Banks and Brokers Call: (212) 448-4476

Email: LCII@dfking.com

Perella Weinberg Partners LP is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to LCI Industries.

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.

Special Note Regarding Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties. These statements include, but are not limited to, statements about the benefits of the proposed transaction between LCI Industries (the “Company”) and Patrick Industries, Inc. (“Patrick”), including future financial and operating results (including the anticipated impact of the transaction on the Company’s and Patrick’s respective earnings), statements related to the expected timing of the completion of the transaction, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology, but not all forward-looking statements include such identifying terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or Patrick to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the transaction, the implied value that LCI shareholders can realize through their pro forma ownership in the combined company, may not be fully realized or may take longer than anticipated to be realized, (2) disruption to each party’s business as a result of the announcement and pendency of the transaction, (3) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate as a result of unexpected factors or events, (4) the failure to obtain the necessary approvals by the stockholders of the Company or Patrick, (5) the ability by each of the Company and Patrick to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (6) reputational risk and the reaction of each party’s customers, suppliers, employees or other business partners to the transaction, (7) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (8) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (9) risks related to management and oversight of the expanded business and operations of the combined company due to the increased size and complexity, (10) the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the transaction or the size, scope and complexity of the combined company’s business operations, (11) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against the Company, Patrick or the combined company before or after the transaction, and (12) general competitive, economic, political and market conditions and other factors that may affect future results of the Company and Patrick. Additional factors which could affect future results of the Company and Patrick can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, under the captions “Special Note Regarding Forward-Looking Statements” and “Risk Factors,” and the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and Patrick’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 19, 2026, under the captions “Information Concerning Forward-Looking Statements” and “Risk Factors,” and Patrick’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. The Company disclaims any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction between the Company and Patrick, Patrick filed with the SEC a registration statement on Form S-4 (File No. 333-299100) that included a preliminary joint proxy statement of Patrick and the Company that also serves as a prospectus of Patrick with respect to shares of Patrick’s common stock to be issued in the proposed transaction. The registration statement was declared effective by the SEC on October 19, 2026, and the Company and Patrick commenced mailing the definitive joint proxy statement/prospectus (as amended or supplemented, the “Joint Proxy Statement/Prospectus”) to their respective stockholders on or about October 19, 2026. Supplements to the definitive joint proxy statement/prospectus have been filed with the SEC on October 30, 2026, November 9, 2026 and November 10, 2026. This communication is not a substitute for the Joint Proxy Statement/Prospectus. The Company and Patrick may file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND PATRICK ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the Joint Proxy Statement/Prospectus, any amendments or supplements thereto, and other documents filed with the SEC by the Company and Patrick through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Company are available free of charge on the Company’s website at lippert.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.” Copies of documents filed with the SEC by Patrick are available free of charge on Patrick’s website at patrickind.com under the tab “Investors” and under the heading “SEC Filings.”

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

LCI Industries

For Investors:
Lillian D. Etzkorn
Chief Financial Officer
investors@LCI1.com

For Media:
FGS Global
Andy Duberstein / Mike DeGraff / Hayley Cook
LCIIndustries@fgsglobal.com

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